Exhibit 99.1

National & Retail Trades & First Call

For release: October 9, 2003 at 8:30am (EDT)

KOHL'S CORPORATION REPORTS SEPTEMBER SALES

MENOMONEE FALLS, WIS.(BUSINESS WIRE)/--Kohl’s Corporation (NYSE:KSS) reported today that sales for the five week fiscal period ended October 4, 2003 increased 18.0% over the five week fiscal period ended October 5, 2002.  On a comparable store basis, sales increased 5.5%.

For the 35 weeks ended October 4, 2003, total sales increased 14.8% while comparable store sales increased 0.5%.

	Sales Summary ($ in millions)
	Fiscal Period Ended		% Inc. – This Year
	October 4, 2003	October 5, 2002	All Stores	Comp Stores

September	$ 797.4	$ 675.5	18.0%	5.5%
Year-to Date	$5,897.0	$5,136.1	14.8%	0.5%

At October 4, 2003, Kohl’s operated 494 stores in 34 states compared with 428 stores in 32 states at the same time last year.

This week, Kohl’s opens another 48 stores.  The Company enters the Phoenix, AZ market with 10 stores, the Little Rock, AR market with three stores, the Las Vegas, NV market with three stores, the Birmingham, AL market with two stores, the Tucson, AZ market with two stores and the Flagstaff, AZ market with one store.  In addition, the Company opens 10 new stores in the Midwest Region, five new stores in the Mid-Atlantic region, five new stores in the Northeast region, three new stores in the Southeast region, two new stores in the South central region, and two new stores in the Southwest region.  The Company will end the year with 542 stores compared to 457 stores at the end of 2002.

Comments regarding the Company’s sales results will be provided in a pre-recorded telephone message.  This message is accessible by calling (402)-220-0820 and will be available for 36 hours.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Kohl's intends forward-looking terminology such as “believes”, “expects”, “may”, “will”, “should”, “anticipates”, “plans”, or similar expressions to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to those described on Exhibit 99.1 to Kohl’s annual report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

Investor Relations Contact:

Wes McDonald, Chief Financial Officer, (262) 703-1893

Media Contact:

Tawn Earnest, Manager  – Public Relations, (262) 703-6609

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